Item 26.   Exhibit (g) iv.

CO#

TAI Code:

AMENDMENT

to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM AGREEMENT Dated April 1, 2005

(herein after called the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, Springfield, Massachusetts,

C.M. LIFE INSURANCE COMPANY, Enfield, Connecticut,

and MML BAY STATE LIFE INSURANCE COMPANY, Enfield, Connecticut

(hereinafter called the “Ceding Company”)

and

RGA REINSURANCE COMPANY, St. Louis, Missouri

(hereinafter called the “Reinsurer”)

This Amendment is Effective February 1, 2014

I.	Effective upon policy anniversary renewal beginning February 1, 2014, Schedule D.1 and Schedule J of The Agreement are hereby revised by the attached “Schedule D.1: Revised February 1, 2014” and “Schedule J: Revised February 1, 2014”. This amendment will serve to update rates in accordance with the as described in Schedule D.2 ( , eff 2/1/2010) of this treaty. Rate changes apply to as well as . The rates herein shall be used for any billing transactions effective on or after February 1, 2014 excluding .

II.	All provisions and conditions of the Agreement not specifically modified herein remain unchanged.

[SIGNATURE PAGE FOLLOWS]

Attachments: “Schedule D.1: Revised February 1, 2014” and “Schedule J:            Revised February 1, 2014”

[page break]

IN WITNESS WHEREOF, the Ceding Company and the Reinsurer have caused their names to be subscribed and duly attested hereunder by their respective Officers and assignees.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

BY:	/s/ Peter G Ferris	ATTEST:	/s/ John M Valencia
	Peter G Ferris		John M Valencia
	Vice President & Actuary		Assistant Vice President & Actuary

DATE:	5-20-14	DATE:	5-20-14

C.M. LIFE INSURANCE COMPANY

BY:	/s/ Peter G Ferris	ATTEST:	/s/ John M Valencia
	Peter G Ferris		John M Valencia
	Vice President & Actuary		Assistant Vice President & Actuary

DATE:	5-20-14	DATE:	5-20-14

MML BAY STATE LIFE INSURANCE COMPANY

BY:	/s/ Peter G Ferris	ATTEST:	/s/ John M Valencia
	Peter G Ferris		John M Valencia
	Vice President & Actuary		Assistant Vice President & Actuary
DATE:	5-20-14	DATE:	5-20-14

RGA REINSURANCE COMPANY

BY:	/s/ Julie A Decker	ATTEST:	/s/ Matthew C Fingerhut
TITLE:	VP & Actuary	TITLE:	VP & Actuary
DATE:	5/14/2014	DATE:	5/14/2014

[page break]

SCHEDULE D.1: Revised February 1, 2014

PREMIUMS

PRODUCT:

Rate Name:

The following rates are applicable for certificates issued on or after April 1, 2005, for the            category of the            product. This rate category is intended for            that meet all          .

The consideration            shall be based on the appropriate            taken from the            in Schedule J:            Revised February 1, 2014,          :

	Pay	Maximum	MassMutual
Risk Class	Percentage	Pay Percentage	Admin Code

For            rates, the rates in the            in Schedule J:            Revised February 1, 2014 will be          .

These rates will be subject to a            as described in Schedule D.2:          .

          %

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Schedule J:            Revised February 1, 2014

(Note: The          )

Base Rate Table: the following table will be used as the base rate table. This table will be

           listed in Exhibit C to          .

For            rates, the rates in the            will be

          .

Base Rate Table	Monthly Rate Per $1000 of Amount at Risk

[table deleted]

[page break]

[table deleted]

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

RGA REINSURANCE COMPANY

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: April 1, 2005

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider

(GVUL) Non-New York State

TAI Codes:

Effective June 1, 2014, the Amendment Effective Date, the GVUL Underwriting Guidelines (referenced in amendment #           effective January 1, 2010) will be revised for            as follows:

1.	On page of amendment # , the grid shown below will be deleted;

Coverage

[table deleted]

and will be replaced with the following:

Coverage

[table deleted]

2.	On page of amendment # , the paragraph shown below will be deleted;

  For both            coverage, if the above requirements are met,          .

and will be replaced with the following:

  For both            coverage, if the above requirements are met,

[page break]

            .

3.	Starting on page of amendment # , the last section shown below will be deleted;

            .

  When a          .

and will be replaced with the following:

            .

  When a          .

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[page break]

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	7-14-14
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	7-14-14
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	7-14-14
Peter G. Ferris
Vice President & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Julie A. Decker	Date:	7/9/2014

Print name	Julie A. Decker

Title:	VP & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Matthew C Fingerhut	Date:	7/9/2014

Print name	Matthew C Fingerhut

Title:	VP & Actuary